UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2019, Sangamo Therapeutics, Inc. (the “Company”) entered into a letter amendment (the “Letter Amendment”) to its Collaboration and License Agreement with Pfizer, Inc. (“Pfizer”), dated May 10, 2017 (the “Collaboration Agreement”), to accelerate the transfer of the Investigational New Drug application (“IND”) for the Company’s SB-525 product candidate to Pfizer (the “IND Transfer”). The Letter Amendment obligates the Company to cooperate and assist Pfizer with certain activities related to the IND Transfer and as of December 18, 2019, the IND had been transferred to Pfizer. In addition, the Letter Amendment changes the timing of Pfizer’s payment to the Company of a $25.0 million development milestone, and as of December 20, 2019, the Company met the conditions for earning such milestone. No other changes were made to the provisions of the Collaboration Agreement governing milestones or royalties as part of the Letter Amendment. Under the Collaboration Agreement, the Company is eligible to receive development milestone payments contingent on the achievement of specified clinical development, intellectual property, regulatory and first commercial sale milestones for SB-525 and potentially for other products, and is also eligible to receive tiered royalties with percentages starting in the low teens and up to 20% based on the annual net sales of each potential licensed product developed under the Collaboration Agreement, subject to reduction due to patent expiration, entry of biosimilar products to the market and payment made under certain licenses for third-party intellectual property.

The foregoing is only a brief description of the Letter Amendment, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Amendment. The Company intends to file a copy of the Letter Amendment with its Annual Report on Form 10-K for the year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: December 23, 2019	By:	/s/ Gary H. Loeb
	Name:	Gary H. Loeb
	Title:	Executive Vice President and General Counsel